Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the ‘Exchange Act’) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Carl A. Hess, Chief Executive Officer of Willis Towers Watson Public Limited Company (the ‘Company’) hereby certifies that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 25, 2025

By:	/s/ Carl A. Hess
Carl A. Hess
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Willis Towers Watson plc and will be retained by Willis Towers Watson plc and furnished to the Securities and Exchange Commission or its staff upon request.